Exhibit 4.2

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of August 16, 2013, among Monitronics International, Inc., a Texas corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”) to the Indenture (as defined below).  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Company, the guarantors party thereto and the Trustee entered into an Indenture, dated as of March 23, 2012 (the “Indenture”), providing for the issuance of (a) $410,000,000 aggregate principal amount of the Company’s 9.125% Senior Notes due 2020 on March 23, 2012 (the “Existing Notes”) and (b) any Additional Notes that may be issued from time to time after March 23, 2012 (collectively, the “Notes”);

WHEREAS, Monitronics Escrow Corporation, a Texas corporation (the “Escrow Corporation”), and the Trustee have entered into an Indenture dated as of July 17, 2013 (the “Escrow Corporation Indenture”), providing for the issuance of $175,000,000 aggregate principal amount of 9.125% Senior Notes due 2020 (the “New Notes”);

WHEREAS, the Escrow Corporation, the Company, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and U.S. Bancorp Investments, Inc. have entered into a Registration Rights Agreement, dated as of July 17, 2013 (the “New Notes Registration Rights Agreement”), providing for certain registration rights with respect to the New Notes;

WHEREAS, on or prior to the date hereof, the Escrow Corporation has merged with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger, which Merger was effected in accordance with Section 5.1 of the Indenture;

WHEREAS, as a result of the Merger, the Company is assuming, by and under this Supplemental Indenture, the obligations of the Escrow Corporation for the due and punctual payment of the principal of, premium, if any, and interest on all the New Notes which shall heretofore be Additional Notes as permitted by Sections 2.17, 4.9 and 9.1 of and as governed by the Indenture. The Escrow Corporation Indenture shall be terminated and be of no further force or effect contemporaneously with the execution of this Supplemental Indenture.

WHEREAS, Section 2.17 of the Indenture provides that Additional Notes may be issued under the Indenture, provided that the terms of the Additional Notes are (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) set forth or determined in the manner provided in an Officers’ Certificate prior to the issuance of such Additional Notes;

WHEREAS, the Board of Directors of the Company has established certain terms of the New Notes pursuant to resolutions of the Company, a copy of which resolutions has been certified pursuant to an Officers’ Certificate and delivered to the Trustee;

WHEREAS, the Company is permitted to Incur the New Notes by Section 4.9 of the Indenture and the other applicable provisions of the Indenture;

WHEREAS, pursuant to Section 9.1(6) of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of any holders of the Existing Notes; and

WHEREAS, the Company has heretofore delivered, or is delivering contemporaneously herewith to the Trustee, the Officers’ Certificate and Opinion of Counsel referred to in Section 13.4 of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the New Notes as follows:

ARTICLE I

RELATION TO INDENTURE; GENERAL REFERENCES

SECTION 1.01.  Relation to Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.  General References.  All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein,” “hereof,” “hereunder” and any other words of similar import refer to this Supplemental Indenture.

ARTICLE II

ASSUMPTION OF THE NEW NOTES; ISSUANCE OF NEW NOTES AS ADDITIONAL NOTES

SECTION 2.01.  Assumption by the Company. The Company hereby assumes the obligations of the Escrow Corporation for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding New Notes issued pursuant to the Escrow Corporation Indenture, which Notes shall heretofore be Additional Notes as issued under and governed by the Indenture. The Company shall succeed to, and be substituted for and may exercise every right and power of, the Escrow Corporation under the New Notes with the same force and effect as if the New Notes had been issued under the Indenture by the Company. The Escrow Corporation Indenture shall be terminated and be of no further force or effect contemporaneously with the execution of this Supplemental Indenture.

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SECTION 2.02.  New Notes.  The aggregate principal amount of New Notes that may be authenticated and delivered pursuant to the Indenture, as supplemented by this Supplemental Indenture, is $175,000,000.  The New Notes shall be assumed as Additional Notes on August 16, 2013.  Interest shall accrue on the New Notes from April 1, 2013.  The first interest payment date for the New Notes will be October 1, 2013. The New Notes initially bear a CUSIP of 609450 AA9 and are Transfer Restricted Notes. Except as otherwise noted in this Article II, the New Notes shall have terms identical to the Existing Notes.

SECTION 2.03.  New Notes Registration Rights.  Upon the Exchange Offer (as defined in the New Notes Registration Rights Agreement, the “New Notes Exchange Offer”) described in the New Notes Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 of the Indenture, the Trustee shall authenticate, one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Transfer Restricted Global Notes tendered for acceptance in accordance with the New Notes Exchange Offer and accepted for exchange in the New Notes Exchange Offer.  Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Global Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Global Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amounts. The Company shall use commercially reasonable efforts to cause the New Notes accepted for exchange in the New Notes Exchange Offer to bear the same CUSIP as the Existing Notes.

SECTION 2.04.  Relationship to Other Notes.  The New Notes and the Existing Notes shall be treated as single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.05.  Guarantees.  Each of the Guarantors, by its execution of this Supplemental Indenture, hereby agrees, jointly and severally, fully and unconditionally to guarantee the New Notes and the obligations of the Company under the New Notes and the Indenture, and confirms that it is or agrees to be a Guarantor under the Indenture and shall be bound by (and shall be entitled to the benefits of) the terms of the Indenture applicable to Guarantors, including but not limited to Article XII thereof.  To evidence its Note Guarantee set forth in Section 12.1 of the Indenture, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee.

SECTION 2.06.  Effect of Amendments.  The parties hereto hereby agree that the Company shall not be required under Section 9.4 of the Indenture to issue a new Global Note reflecting the terms amended in accordance with this Supplemental Indenture.  The parties further agree that any Notes issued after the date hereof shall reflect the terms of the Indenture as amended by this Supplemental Indenture and any subsequent amendments or supplemental indentures.

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ARTICLE III

MISCELLANEOUS

SECTION 3.01.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 3.02.  Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.03.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

SECTION 3.04.  Effect of Headings.  The section headings herein have been inserted for convenience of reference only, and are not intended to be considered a part thereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 3.05.  Benefits Acknowledged.  The Guarantors’ guarantees are subject to the terms and conditions set forth in the Indenture. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

[Rest of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President and Secretary

MONITRONICS CANADA, INC.
MI FUNDING GP, LLC
MI FUNDING LP, LLC
MI FUNDING HC, LLC
MI SERVICER GP, LLC
MI SERVICER LP, LLC
MI SERVICER HC, LLC
MIBU SERVICER INC.
PLATINUM SECURITY SOLUTIONS, INC.

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Vice President

MONITRONICS FUNDING LP

By:	MI Funding GP, LLC, general partner

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Vice President

MONITRONICS SECURITY LP

By:	MI Servicer GP, LLC, general partner

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Vice President

Supplemental Indenture

SECURITY NETWORKS, LLC, a Florida limited liability company

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

SECURITY NETWORKS ACCEPTANCE, LLC

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

SNMCM LP

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

SNCA LLC

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

SN PUERTO RICO, INC.

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Executive Vice President and Assistant Secretary

Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gagendra Hiralal
	Name:	Gagendra Hiralal
	Title:	Assistant Vice President

Supplemental Indenture

EXHIBIT A

FORM OF NOTATIONAL GUARANTEE

Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of March 23, 2012, by and among Monitronics International, Inc. (the “Issuer”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Issuer under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuer, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director, general or limited partner, member or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director, general or limited partner, member or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Note Guarantee of payment and not of collectability.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.  The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

Ex. A

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

MONITRONICS CANADA, INC.
MI FUNDING GP, LLC
MI FUNDING LP, LLC
MI FUNDING HC, LLC
MI SERVICER GP, LLC
MI SERVICER LP, LLC
MI SERVICER HC, LLC
MIBU SERVICER INC.
PLATINUM SECURITY SOLUTIONS, INC.

By:
		Name:	Michael R. Meyers
		Title:	Vice President

MONITRONICS FUNDING LP

	By:	MI Funding GP, LLC, general partner

By:
		Name:	Michael R. Meyers
		Title:	Vice President

MONITRONICS SECURITY LP

	By:	MI Servicer GP, LLC, general partner

By:
		Name:	Michael R. Meyers
		Title:	Vice President

Signature Page to Notational Guarantee

SECURITY NETWORKS, LLC

By:
Name:
Title:

[TARGET GUARANTORS]

By:
Name:
Title:

Signature Page to Notational Guarantee